UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2020, Histogen Inc. (“Histogen” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of 2,522,784 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.78375 per share, in a registered direct offering. Concurrently with the sale of the Shares, pursuant to the Purchase Agreement the Company also sold unregistered warrants to purchase up to an aggregate of 1,892,088 shares of Common Stock (the “Warrants”). Subject to certain ownership limitations, the Warrants are immediately exercisable at an exercise price equal to $1.70 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement. is expected to occur on or about November 16, 2020, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the transactions are approximately $4.5 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, including expenses related to the clinical development of our products for our CCM, hECM and HSC programs, further research and development, capital expenditures and general and administrative expenses.

The Shares (but not the Warrants or shares of Common Stock issuable upon exercise of the Warrants) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2020 and subsequently declared effective on August 26, 2020 (File No. 333-248074) (the “Registration Statement”), and a related prospectus supplement.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual statement of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Pursuant to an engagement letter (the “Engagement Letter”) dated as of November 10, 2020 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction as well as a management fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also issued to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the transactions, or warrants to purchase up to an aggregate of 126,139 shares of Common Stock (the “Placement Agent Warrants”). The Engagement Letter has a 10-month tail, a 6 month right of first refusal period, indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants are exercisable for five years from the date of the Purchase Agreement and have an exercise price equal to 125% of the purchase price per Common Share in this offering, or $2.2297 per share. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company also paid Wainwright $85,000 for non-accountable expenses and $12,900 for clearing fees.

The forms of the Purchase Agreement, the Warrant and the Placement Agent Warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively, and the Engagement Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of DLA Piper LLP relating to the legality of the issuance and the sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On November 12, 2020, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Securities Purchase Agreement

10.2	Engagement Letter between Histogen Inc. and H.C. Wainwright & Co., LLC, dated as of November 10, 2020

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

99.1	Press release dated November 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: November 12, 2020	/s/ Richard W. Pascoe
Richard W. Pascoe
President and Chief Executive Officer

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